UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 6, 2011 (September 30, 2011)

Rex Energy Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-33610	20-8814402
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

476 Rolling Ridge Drive, Suite 300

State College, Pennsylvania 16801

(Address of Principal Executive Office and Zip Code)

(814) 278-7267

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 30, 2011, Rex Energy Corporation (the “Company”) entered into a Seventh Amendment to Credit Agreement (the “Seventh Amendment”) with KeyBank National Association (“KeyBank”), as Administrative Agent, and the other lenders signatory thereto, amending its senior credit facility dated as of September 28, 2007 (as amended, modified or supplemented the “Credit Agreement”).

The Seventh Amendment is effective as of September 30, 2011 and amends certain provisions of the Credit Agreement to increase the Company’s allowable investments in designated midstream and infrastructure projects from $25 million in cash and $1.8 million in property to $45 million in cash and $4.5 million in property.

The foregoing descriptions of the Seventh Amendment and the Credit Agreement do not purport to be complete and are qualified in their entirety by reference to the complete text of these agreements. A copy of the Seventh Amendment will be filed with the Company’s Quarterly Report on Form 10-Q for the Quarter ended September 30, 2011.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) As part of a realignment of its operations in the Illinois Basin, on October 3, 2011, the Company appointed Bryan J. Clayton to the newly created position of Vice President, ASP Development. In his new capacity, Mr. Clayton, who formerly served as the Senior Vice President and Illinois Regional Manager, will focus exclusively on the Illinois Region’s Enhanced Oil Recovery Projects, including working with a multidiscipline technical team to develop optimum Enhanced Oil Recovery development strategies and implementation. Mr. Clayton will also coordinate with outside consultants to maximize the potential of the reservoir through utilization of emerging technologies. Joseph Snyder, formerly the Vice President, Drilling and Production – Illinois Region, has been appointed Interim Illinois Regional Manager and will assume responsibility for the day-to-day operations of the Illinois Region.

Item 8.01 Other Events.

Also effective October 3, the Company appointed Christina Marshall and F. Scott Hodges to expanded roles; Ms. Marshall has been named Senior Vice President, Human Resources and Administration and Mr. Hodges has been named Senior Vice President, Land.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REX ENERGY CORPORATION

Date: October 6, 2011	By:	/s/ Jennifer L. McDonough
Name: Jennifer L. McDonough
Title: Vice President, General Counsel and Corporate Secretary